UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2007

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On October 24, 2007, the Board of Directors of NII Holdings, Inc. (the “Company”) amended and restated the bylaws of the Company (the “Bylaws”), effective immediately. Section 2.9 of the Bylaws now provides that the Chairman of the Board of Directors shall preside over any meeting of stockholders, unless the Board of Directors adopts by resolution a rule or regulation that provides otherwise. In addition, the chair of any meeting of stockholders may prescribe rules and regulations regarding an adjournment of the meeting.
     In addition, Article VI of the Bylaws now enables the Board of Directors to authorize the issuance of uncertificated shares of the Company’s capital stock. The purpose of the amendments to Article VI are to satisfy the requirement of The Nasdaq Stock Market, Inc. that shares of the Company’s capital stock be eligible by December 31, 2007 for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.
          A copy of the Bylaws, as amended to date, is filed as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: October 29, 2007	By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of the Company.